Exhibit 99.1

Citizens Financial Corp’s earnings for the year ended December 31, 2006 were $2,173,000 compared to $2,047,000 in the year ended December 31, 2005. Fourth quarter earnings were $519,000 and $622,000, respectively. On a per share basis earnings were $1.18 in 2006 and $1.10 in 2005.

Citizens is a one bank holding company which serves much of eastern West Virginia through the six branches of it’s subsidiary, Citizens National Bank, and is headquartered in Elkins, West Virginia. The company’s stock trades on the over the counter bulletin board under the symbol CIWV.